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                                                                   EXHIBIT 12.1

                                  STAPLES, INC.
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (in thousands, except ratios)

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
                                                                       FISCAL YEAR ENDED                       SIX MONTHS ENDED
                                             --------------------------------------------------------------  ---------------------
                                             JANUARY 31,  JANUARY 30,  JANUARY 29,  FEBRUARY 3,  FEBRUARY 2,  AUGUST 4,  AUGUST 3,
                                                1998         1999         2000        2001         2002         2001        2002
                                             ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Consolidated pre-tax income             $ 249,838    $ 306,396    $ 516,374    $ 244,185    $ 430,845    $ 129,853    $ 197,497
     Interest portion of rental expense         61,960       76,969       95,633      115,352      125,942       61,829       65,573
     Net interest expense, including
       amortization of deferred issuance
       costs                                    35,334       33,311       22,413       50,667       35,440       20,428       10,315
     Less: interest capitalized                 (1,387)      (2,254)        (433)        (418)      (1,019)        (937)        --
                                             ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Earnings                                $ 345,745    $ 414,422    $ 633,987    $ 409,786    $ 591,208    $ 211,173    $ 273,385
                                             =========    =========    =========    =========    =========    =========    =========

     Interest portion of rental expense      $  61,960    $  76,969    $  95,633    $ 115,352    $ 125,942    $  61,829    $  65,573
     Net interest expense, including
       amortization of deferred issuance
       costs                                    35,334       33,311       22,413       50,667       35,440       20,428       10,315
                                             ---------    ---------    ---------    ---------    ---------    ---------    ---------
     Fixed Charges                           $  97,294    $ 110,280    $ 118,046    $ 166,019    $ 161,382    $  82,257    $  75,888
                                             =========    =========    =========    =========    =========    =========    =========
     Ratio of Earnings to Fixed Charges           3.55         3.76         5.37         2.47         3.66         2.57         3.60
                                             =========    =========    =========    =========    =========    =========    =========
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